Exhibit 99.1

Opendoor Reduces Shares Outstanding by 5% in First-Ever Share Buyback, and Raises $440 Million of Growth Capital at 0% Coupon

$650 million of 0% coupon convertible notes, concurrent $158 million share repurchase, and capped call transactions, all structured for no expected net share issuance until stock exceeds $10.38 per share, ~3x the current price

SAN FRANCISCO, August 13, 2026 (GLOBE NEWSWIRE) -- Opendoor Technologies Inc. (Nasdaq: OPEN) (the "Company"), a leading e-commerce platform for residential real estate transactions, today announced a series of transactions whose proceeds will add $440 million of growth capital to the balance sheet at a 0% coupon while reducing shares outstanding by 5%. The combined structure is designed so the Company expects no net share issuance until our stock exceeds $10.38 per share. Taken together, the Company believes the combined transactions enhance its capital structure, increase its capacity to fund profitable growth, and are structured to meaningfully limit dilution to existing shareholders.

The transactions consist of a $650 million offering of 0% Convertible Senior Notes due 2030 (the "Notes"), a $158 million repurchase of approximately 45.3 million shares of Opendoor common stock, and capped call transactions designed to reduce any potential dilution. The offering is expected to settle on August 19, 2026, subject to customary closing conditions.

Highlights:
-	5% reduction in shares outstanding - the first share repurchase in Company history
-	$440 million growth capital at a 0% coupon through 2030
-	No expected net share issuance until $10.38 per share (and <5% even at $20 per share)
-	Structured to support disciplined expansion of inventory and growth beyond ANI profitability

"Capital should create value for existing shareholders - not come at their expense. This transaction gives us more than $400 million of growth capital at a 0% coupon, reduces our shares outstanding by 5%, and is structured so we expect no net share issuance until our stock is above $10 per share," said Kaz Nejatian, Chief Executive Officer of Opendoor. "How we finance growth matters as much as the growth itself."

"Quarter after quarter, we are executing against the promises we made. This capital gives us additional capacity to accelerate acquisitions and footprint while maintaining the capital discipline that got us here," Nejatian added.

Growth Capital

After using approximately $158 million of the offering proceeds for the share repurchase and approximately $52.5 million to fund the cost of entering into the capped call transactions, the Company expects to add approximately $440 million of net proceeds (before transaction expenses) to its balance sheet. The Company intends to use these proceeds to support disciplined expansion of home inventory and its market footprint, deploying additional capital into an operating model that the Company believes is on a clear path to sustained Adjusted Net Income profitability at current acquisition volumes.

The combined transactions are also structured to substantially limit potential dilution to existing shareholders. Assuming the Company elects to settle the principal amount of the Notes in cash, the capped call transactions are expected to offset potential share dilution from conversion through $6.98 per share. Above $6.98, the 45.3 million shares repurchased as part of the transaction are expected to offset net share issuance until the stock price exceeds $10.38 per share.

As a result, the combined transaction is expected to result in no net share issuance below approximately $10.38 per share and less than 5% net dilution at a share price of $20.00.

Share Repurchase

The Company intends to repurchase approximately 45.3 million shares of common stock for $158 million, or $3.49 per share, concurrently with the offering. This is the first share repurchase in the Company's history as a public company. The repurchase represents approximately 5% of the Company's shares outstanding as of July 28, 2026. The repurchase will be funded with proceeds from the offering and was authorized by the Company's Board of Directors on August 12, 2026.

In addition, J. Wood Capital Advisor LLC (“JWCA”), the placement agent for the offering, will purchase approximately $25 million of shares of the Company’s common stock, at a discount to the last reported sale price per share of the Company’s common stock on August 12, 2026, concurrently with the offering. Such repurchases by the Company and purchases by JWCA of shares of the Company’s common stock could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Notes.

Terms of the Notes

The Notes will be senior, unsecured obligations of the Company and will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on August 15, 2030, unless earlier converted, redeemed or repurchased.

The Notes will have an initial conversion rate of 212.2466 shares of common stock per $1,000 principal amount of Notes, subject to adjustment in certain circumstances. This is equivalent to an initial conversion price of approximately $4.71 per share and represents a premium of approximately 35% over the last reported sale price of $3.49 per share of the Company's common stock on August 12, 2026.

Because the Company expects to settle the principal amount of converted Notes in cash and has entered into the concurrent share repurchase and capped call transactions, the initial conversion price of approximately $4.71 should not be viewed as the price at which the combined transaction begins to increase the Company’s net share count.

Before February 15, 2030, the Notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter at any time until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock, or a combination of cash and shares, at the Company's election.

The Company may redeem the Notes, in whole or in part, on or after February 22, 2029 if the last reported sale price of the common stock exceeds 130% of the conversion price for a specified period, at a redemption price equal to 100% of principal plus accrued and unpaid interest, if any. The Company may also redeem the Notes in whole if less than $75 million aggregate principal amount remains outstanding.

Upon the occurrence of a fundamental change (as defined in the indenture governing the Notes), holders may require the Company to repurchase their Notes for cash at 100% of the principal amount, plus accrued and unpaid interest, if any. The Company will also be required to increase the conversion rate for holders who convert their Notes in connection with certain fundamental changes or a notice of redemption.

Capped Call Transactions

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain financial institutions (the "option counterparties"). The capped call transactions are generally expected to reduce potential dilution to the common stock upon conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $6.98 per share, which represents a premium of 100% over the last reported sale price of $3.49 per share on August 12, 2026, and is subject to certain adjustments.

In connection with establishing their initial hedge positions with respect to the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Company's common stock and/or purchase shares of its common stock concurrently with or shortly after the Company's entry into the capped call transactions. This activity could increase (or reduce the size of any decrease in) the market price of the Company's common stock or the Notes at that time.

The Company used approximately $52.5 million of the net proceeds from the offering to fund the cost of the capped call transactions.

Advisors

JWCA served as placement agent to the Company in connection with the transactions.

Net Share & Dilution Assumptions

The net share and dilution figures in this press release are illustrative estimates, not projections of the Company's future share price or share count. They assume 971.1 million shares of common stock outstanding as of July 28, 2026 with no other change in outstanding shares, that the Company elects to settle the principal amount of converted Notes in cash, that the capped call transactions cover all shares initially underlying the Notes and remain in effect through conversion or maturity, and that neither the conversion rate nor the cap price is adjusted. These figures are not a measure of dilution under GAAP.

Other

The Notes and any shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

For additional information regarding the terms of the transactions, please see the Company's Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Opendoor

Opendoor is a leading e-commerce platform for residential real estate transactions whose mission is to power life's progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple and certain way to sell and buy a home. Opendoor is a team of problem solvers, innovators, and operators who are leading the future of real estate. Opendoor currently operates in markets nationwide.

For more information, please visit www.opendoor.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding the anticipated issuance of the Notes, capped call transactions and share repurchase, the Company’s expectations regarding the transactions; the anticipated and expected use of proceeds from any proceeds received from the issuance of the Notes; the effect of the transactions on the Company's capitalization or dilution; and the Company’s potential growth. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks include, but are not limited to market risks, trends and conditions. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 19, 2026, as updated by the Company’s Quarterly Reports on Form 10-Q and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Contact Information

Investors:
investors@opendoor.com

Media:
Contact Kaz on X
@Nejatian